THIRD AMENDMENT

TO LOAN AND SECURITY AGREEMENT

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of December 19, 2012 (this “Amendment”), is among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”), and NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”, and together with P&F, Florida Pneumatic and Hy-Tech, collectively, “Borrowers” and each, a “Borrower”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), and WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”, and together with Continental, Countrywide, Embassy, Green, Pacific and WILP, collectively, “Guarantors” and each, a “Guarantor”), CAPITAL ONE LEVERAGE FINANCE CORP., a Delaware corporation, as agent for the Lenders (“Agent”), and each of the Lenders party hereto.

RECITALS:

A. Borrowers, Guarantors, the lenders from time to time party thereto (collectively, the “Lenders”) and Agent have entered into a Loan and Security Agreement dated as of October 25, 2010 (as amended by the First Amendment to Loan and Security Agreement dated as of September 21, 2011 and the Second Amendment to Loan and Security Agreement dated as of November 21, 2011, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B. Borrowers have requested that Agent and the Lenders amend certain provisions of the Loan Agreement.

C. Subject to the terms and conditions set forth below, Agent and the Lenders party hereto are willing to so amend the Loan Agreement.

In furtherance of the foregoing, the parties agree as follows:

Section 1. INCREMENTAL TERM LOAN. Each Lender party hereto agrees to make an additional loan on the Third Amendment Effective Date (as defined below) in a principal amount as is necessary to cause the aggregate outstanding principal amount of the Term Loan to be $7,000,000 as of the Third Amendment Effective Date.

Section 2. AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Loan Agreement is amended as follows:

(a) The following new definitions are inserted in Section 1.1 in the appropriate alphabetical positions therein:

Acquisition: any transaction or series of related transactions resulting in the (a) acquisition of all or substantially all of the Property or business of any Person, or of any business unit, line of business or division of any Person or Property constituting a business unit, line of business or division of any other Person, (b) acquisition of in excess of 50% of the Equity Interests of any Person or otherwise causing a person to become a Subsidiary of the acquiring Person, or (c) merger, consolidation, amalgamation or other combination, whereby a Person becomes a Subsidiary of the acquiring Person.

Permitted Acquisition: each Acquisition with respect to which: (a) the Obligors and any such newly created or acquired Subsidiary shall comply with the requirements of Section 10.1.9; (b) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be a business permitted by Section 10.2.16; (c) such Acquisition shall be approved by the board of directors of the Person (or, if such Person is not a corporation, a similar or appropriate governing body) which is the subject of such Acquisition and such Person does not otherwise oppose such Acquisition; (d) the aggregate consideration paid or payable for all such Acquisitions (including any purchase price adjustment, earn-out provision, payments in respect of non-competition or consulting agreements or deferred compensation agreements but excluding any Debt that is in existence when such Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower as long as such Debt was not incurred in contemplation of such Acquisition) shall not exceed $1,000,000 per Fiscal Year; (e) immediately before (including, on a pro forma basis giving effect to the Acquisition) and immediately after giving effect to any such Acquisition, no Default or Event of Default shall have occurred and be continuing (including, without limitation, pro forma compliance with the financial covenants set forth in Sections 10.3.1 and 10.3.2); and (f) the Borrower Agent shall have (i) provided at least 15 Business Days prior written notice to Agent of such Acquisition along with copies of the acquisition agreements and documentation relating thereto or drafts thereof (with copies of the final agreements and documents to be provided thereafter when completed), which shall be reasonably satisfactory to Agent, along with historical financial statements for the most recent fiscal year end (or, if less, for the period of such Person’s existence) of the Person or business to be acquired (audited if available) to the extent available and unaudited financial statements thereof for the interim periods, which are available, and (ii) delivered to Agent at least 10 Business Days prior to the date on which any such Acquisition is to be consummated or such shorter time as Agent may allow, a certificate of a Senior Officer of the Borrower Agent, in form and substance reasonably satisfactory to the Agent, certifying that all of the requirements set forth above will be satisfied on or prior to the consummation of such Acquisition, together with a reasonably detailed calculation of pro forma compliance with Sections 10.3.1 and 10.3.2 and all supporting documentation and other financial information that Agent may reasonably request. None of the Equipment so purchased or otherwise acquired shall be included in the Equipment Formula Amount and none of the Accounts or Inventory so purchased or otherwise acquired shall be included in the calculation of the Borrowing Base until Agent has conducted field examinations and appraisals (which field examinations and appraisals shall be at the expense of the Borrowers and shall not count towards the limits set forth in Section 10.1.1) reasonably required by it with results reasonably satisfactory to Agent, and the Person owning such Equipment, Accounts and Inventory shall be a (directly or indirectly) wholly-owned Subsidiary of the Borrowers and have become a Borrower.

Third Amendment Effective Date: December 19, 2012.

2

(b) The existing definitions of “Applicable Margin,” “Capex Loan Termination Date,” “Inventory Formula Amount”, “Loan Year”, “Permitted Contingent Obligations”, “Permitted Purchase Money Debt”, “Restricted Investment”, “Revolver Commitment,” “Revolver Termination Date,” “Term Loan Commitment,” “Term Loan Maturity Date,” and “Unused Line Fee Percentage,” in Section 1.1 are deleted in their entirety and the following definitions are inserted in lieu thereof:

Applicable Margin: (a) with respect to Term Loans, (i) 2.00% with respect to Base Rate Term Loans and (ii) 3.00% with respect to LIBOR Term Loans; (b) with respect to Capex Loans, (i) 2.00% with respect to Base Rate Capex Loans and (ii) 3.00% with respect to LIBOR Capex Loans; and (c) with respect to Revolver Loans, the margin set forth below, as determined by the Leverage Ratio for the Measurement Period ending as of the most recently ended month:

Level	Leverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans
I	> 2.50 to 1.00	1.50%	2.50%
II	> 2.00 to 1.00 and < 2.50 to 1.00	1.25%	2.25%
III	> 1.40 to 1.00 and < 2.00 to 1.00	1.00%	2.00%
IV	> 1.10 to 1.00 and < 1.40 to 1.00	0.75%	1.75%
IV	< 1.10 to 1.00	0.50%	1.50%

The margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last month, which change shall be effective on the first day of the calendar month following receipt; provided, however, that Level III shall apply at any time prior to Agent’s receipt pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the month ending March 31, 2013. If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level I were applicable, from such day until the first day of the calendar month following actual receipt.

Capex Loan Termination Date: the earliest to occur of (a) December 19, 2017; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; and (c) the date on which the Capex Loan Commitments are terminated pursuant to Section 11.2.

Inventory Formula Amount: the least of (i)(x) on or prior to June 30, 2013, $12,000,000 or (y) after June 30, 2013, $11,000,000; (ii) 60% of the Value of Eligible Inventory (including Eligible In-Transit Inventory); and (iii) 85% of the NOLV Percentage of the Value of Eligible Inventory; provided, however, that the Inventory Formula Amount attributable to (x) Eligible Inventory that is Sears Branded Inventory shall not exceed $1,000,000 and (y) Eligible In-Transit Inventory shall not exceed $2,500,000. As of the Third Amendment Effective Date, the Inventory advance rates established pursuant to the Great American Group appraisal dated as of April 30, 2012 are as follows: Florida Pneumatic, 58.3%; Nationwide, 60% and Hy-Tech, 28.4%.

Loan Year: each 12 month period commencing on the Third Amendment Effective Date and on each anniversary of the Third Amendment Effective Date.

3

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) guaranties of Permitted Debt; or (h) in an aggregate amount of $250,000 or less at any time.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $500,000 per Fiscal Year and its incurrence does not violate Section 10.2.3.

Restricted Investment: any Investment by an Obligor or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) to the extent constituting Distributions, Distributions permitted under Section 10.2.4 and Permitted Acquisitions; and (e) Investments made when no Default or Event of Default has occurred and is continuing in an aggregate amount not to exceed $1,000,000 in the aggregate at any time outstanding for all Obligors.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders in an aggregate amount up to $20,000,000.

Revolver Termination Date: December 19, 2017.

Term Loan Commitment: for any Lender, the obligation of such Lender to make a Term Loan hereunder, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders in an aggregate amount up to $7,000,000.

Term Loan Maturity Date: December 19, 2017.

Unused Line Fee Percentage: a per annum rate equal to 0.375%.

(c) The existing Section 2.1.3 of the Loan Agreement is amended by renumbering clause (e) to clause (f) and inserting the following new clause (e) immediately following clause (d):

(e) to finance Permitted Acquisitions;

(d) The existing Section 2.2B.1 of the Loan Agreement is amended by deleting the reference to “April 25, 2013” and inserting a reference to “May 30, 2017” in lieu thereof.

(e) The existing Section 5.3.1 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

4

5.3.1 Payment of Principal. The principal amount of the Term Loans shall be repaid on the first Business Day of each month in consecutive monthly installments of $23,333.33, commencing on January 1, 2013, until the Term Loan Maturity Date, on which date all principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full. Each installment shall be paid to Agent for the Pro Rata benefit of Lenders. Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

(f) The existing Section 5.3.2(a) of the Loan Agreement is deleted in its entirety and the “[Intentionally Omitted];” is inserted in lieu thereof.

(g) The existing Section 10.1.3(e) of the Loan Agreement is amended by deleting the reference to “$50,000” and inserting a reference to “$250,000” in lieu thereof.

(h) The existing Section 10.2.1(f) of the Loan Agreement is amended by deleting the reference to “$100,000” and inserting a reference to “500,000” in lieu thereof.

(i) The existing Section 10.2.7(e) of the Loan Agreement is amended by deleting the reference to “$250,000” and inserting a reference to “500,000” in lieu thereof.

(j) The existing Section 10.2.9 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

10.2.9 Fundamental Changes. (a) Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for (i) Permitted Acquisitions, (ii) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary (provided that if either Subsidiary is an Obligor, the surviving Subsidiary shall be an Obligor) or into a Borrower, and (iii) liquidations or dissolutions of Immaterial Subsidiaries; (b) change its name or conduct business under any fictitious name; (c) change its tax, charter or other organizational identification number; or (d) change its form or state of organization.

(k) The existing Section 10.3.1 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

10.3.1 Leverage Ratio. Maintain a Leverage Ratio at all times not greater than 4.00 to 1.00.

(l) The existing Section 11.1(f) of the Loan Agreement is amended by deleting the reference to “$250,000” and inserting a reference to “500,000” in lieu thereof.

(m) The existing Section 11.1(g) of the Loan Agreement is amended by deleting the reference to “$250,000” and inserting a reference to “500,000” in lieu thereof.

(n) The existing Section 11.1(h) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

5

(h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $600,000 ($800,000 in the case of hurricane damage to any Collateral);

(o) The existing Section 11.1(i) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(i) An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any part of its business that could reasonably be expected to have a Material Adverse Effect; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(p) The existing Section 11.1(k) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(k) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC in excess of $250,000, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(q) The existing Section 11.1(n) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(n) Any material provision of any subordination provision applicable to any Subordinated Debt in excess of an aggregate of $500,000 (including any material provision of any Subordination Agreement), ceases to be in full force and effect; or any Obligor contests in any manner the validity or enforceability of any such provision; or any Obligor breaches any such provision.

(r) The existing Schedules 1.1, 9.1.11 and 9.1.16 are deleted in their entirety and Schedules 1.1, 9.1.11 and 9.1.16 attached hereto are inserted in lieu thereof.

The amendments to the Loan Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement are intended to be affected hereby.

Section 3. CONDITIONS PRECEDENT. The parties hereto agree that the amendments set forth in Section 1 above shall not be effective until the satisfaction of each of the following conditions precedent (the date of such satisfaction, the “Third Amendment Effective Date”):

(a) Documentation. Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by Borrowers, Guarantors and all of the Lenders then party to the Loan Agreement, (ii) an amended and restated Revolver Note and an amended and restated Term Note in favor of the Lender duly executed and delivered by Borrowers; (iii) a current appraisal of each real property location covered by a Mortgage, prepared by an appraiser acceptable to Agent; (iv) duly executed mortgage modifications or amendments, title policy updates and title endorsements with respect to each Mortgage and legal opinions under the laws of Florida and Pennsylvania regarding the Mortgages as supplemented by such mortgage modifications, in each case, as Agent may reasonably require, (v) a resolution from the Board of Directors of Borrowers authorizing this Amendment and the transactions contemplated hereby, (vi) a legal opinion in form and substance reasonably satisfactory to Agent from counsel to the Obligors and (vii) such other documents and certificates as Agent or its counsel may reasonably request relating to the organization, existence and good standing of Obligors, the authorization of this Amendment and any other legal matters relating to any Obligor or the transactions contemplated hereby.

6

(b) Amendment Fee. The Borrower shall have paid to the Lender a fee in an amount equal to 0.50% times the sum of (i) the Lender’s Revolver Commitment on the Third Amendment Effective Date plus (ii) the aggregate outstanding principal amount of the Term Loan on the Third Amendment Effective Date (after giving effect to this Amendment and the initial funding of Loans on the Third Amendment Effective Date) plus (iii) the Lender’s Capex Loan Commitment on the Third Amendment Effective Date, which fee shall be deemed fully earned and due on the Third Amendment Effective Date and shall be nonrefundable.

(c) Fees and Expenses. All fees and expenses of counsel to Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Section 4. REPRESENTATIONS AND WARRANTIES.

(a) In order to induce Agent and the Lenders to enter into this Amendment, each Borrower represents and warrants to Agent and the Lenders as follows:

(i) The representations and warranties made by such Borrower in Section 9 of the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct on and as of such earlier date.

(ii) Since December 31, 2011, no act, event, condition or circumstance has occurred or arisen which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(iii) No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b) In order to induce Agent and the Lenders to enter into this Amendment, each Borrower and each Guarantor represents and warrants to Agent and the Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.

Section 5. MISCELLANEOUS.

(a) Ratification and Confirmation of Loan Documents. Each Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the guaranties set forth in Section 15 of the Loan Agreement upon and after the effectiveness of the amendments contemplated hereby and, with respect to each Borrower and each Guarantor, the continuation and extension of the liens granted under the Loan Agreement and Security Documents to secure the Obligations).

7

(b) Fees and Expenses. Borrowers shall pay on demand all reasonable costs and expenses of Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent.

(c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 14.13, 14.14 and 14.15 of the Loan Agreement.

(e) Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f) Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in a writing signed by Agent for such purpose.

(g) Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Borrower, each Guarantor, Agent, each Lender and their respective successors and assigns (subject to Section 13 of the Loan Agreement).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

8

The following parties have caused this Third Amendment to Loan and Security Agreement to be executed as of the date first written above.

BORROWERS:

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
HY-TECH MACHINE, INC.
NATIONWIDE INDUSTRIES, INC.

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

GUARANTORS:

CONTINENTAL TOOL GROUP, INC.
COUNTRYWIDE HARDWARE, INC.
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

WOODMARK INTERNATIONAL, L.P.
By:	Countrywide Hardware, Inc., its General Partner

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

Signature Page

AGENT AND LENDERS:
CAPITAL ONE LEVERAGE FINANCE CORP., as Agent and Lender

By:	/s/ Julianne Low
Name:	Julianne Low
Title:	Vice President

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

Signature Page

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Term Loan Commitment	Capex Loan Commitment	Total Commitments
Capital One Leverage Finance Corp.	$20,000,000.00	$7,000,000.00	$2,423,300.00	$29,423,300.00
Total	$20,000,000.00	$7,000,000.00	$2,423,300.00	$29,423,300.00

SCHEDULE 9.1.11

to

Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Borrowers’ and Subsidiaries’ patents:

Patent	Owner	Status in Patent Office	Federal Registration No.	Registration Date
Magnetic Latch System	Nationwide Industries, Inc. (“Nationwide”)	Issued	7,044,511 B2	May 16, 2006
Gate Lock Device	Nationwide	Issued	7,201,030 B2	April 10, 2007
Two-Point Mortise Lock	Nationwide	Issued	7,418,845 B2	September 2, 2008
Door Handle	Nationwide	Issued	D514,423 S	February 7, 2006
Baluster Shoe	Nationwide	Issued	D544,106 S	June 5, 2007
Baluster Shoe	Nationwide	Issued	D544,107 S	June 5, 2007
FAD design	Nationwide	Issued	8,109,045	February 7, 2012
Stair Rail Assembly (baluster shoe utility patent)	Nationwide	Issued	8,033,530	October 11, 2011
Manta	Nationwide	Issued	8,256,806	September 4, 2012
Keystone X	Nationwide	Applied For November 18, 2009	Application No. 12/621,080	n/a
Aqualatch	Nationwide	Applied For February 8, 2010	Application No. 12/658,534	n/a
New Cleat (Macro-Micro)	Nationwide	Issued	8,065,843	November 29, 2011

2.	Borrowers’ and Subsidiaries’ trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
Eliminator	Nationwide	Issued	2,658,650	December 10, 2002
Protector	Nationwide	Issued	3,183,900	December 12, 2007
Keystone	Nationwide	Issued	3,327,266	October 30, 2007
Keystone Advantage	Nationwide	Issued	3,332,010	November 6, 2007
Cornerstone	Nationwide	Issued	3,332,583	November 6, 2007
Klaw	Nationwide	Issued	3,396,561	March 11, 2008
Aqualatch	Nationwide	Issued	3,874,783	November 9, 2010
Safe-Alert	Nationwide	Issued	3,874,784	November 9, 2010
The Castille Collection	Nationwide	Issued	2490777	September 18, 2001
The Castille Collection	Nationwide	Issued	3416649	April 29, 2008
Banner	Nationwide	Issued	3416648	April 29, 2008
THOR (word mark)	Hy-Tech Machine, Inc. (“Hy-Tech”)	Issued	2,616,155	April 5, 1982
THOR (stylized)	Hy-Tech	Issued	57,742	November 27, 1906
THOR	Hy-Tech	Issued	1,266,129	September 10, 2002
THOR	Hy-Tech	Issued (Canada)	TMA542456	March 15, 2001
UT (logo)	Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”)	Issued	3,328,426	November 6, 2007
Florida Pneumatic	Florida Pneumatic	Issued (Canada)	208,801	July 11, 1975
FP Plus design	Florida Pneumatic	Issued	1,263,411	January 10, 1984
Florida Pneumatic	Florida Pneumatic	Issued	0998,684	November 14, 2004
Rapid Reverse	Florida Pneumatic	Issued	2,958.824	May 31, 2005

3.	Borrowers’ and Subsidiaries’ copyrights:

None.

4.	Borrowers’ and Subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Hy-Tech Machine, Inc.

a.	The licensed use of the brand name “Arnessen” pursuant to that certain Purchase Agreement, dated May 27, 2003, by and among The Arnessen Corporation, Eric Arnessen and Hy-Tech Machine, Inc. (Hy-Tech has no royalty obligations)

b.	Software license created under that certain Custom Software Development Agreement dated April, 2009, by and between ATP and Creative Web Technologies Inc., pursuant to which Creative Web Technologies, Inc. was retained to develop website software for ATP.

c.	Software license created under that certain Custom Software Development Agreement, by and between Hy-Tech Machine, Inc.and Creative Web Technologies Inc., dated April 2009, to retain Creative Web Technologies Inc. as an independent contractor to develop computer software (Internet distribution and information).

d.	DA Services, LLC hardware, software and licenses and warranty rights purchased by Hy-Tech Machine, Inc.

Nationwide Industries, Inc.

a.	Non-exclusive, non-royalty bearing license created under that certain Settlement Agreement, by and between Modern Fence Technologies, Inc. and Nationwide Industries, Inc., dated as of October 19, 2005 relating to trade dress rights in the V-notched design of a fence hinge associated with Federal Registration No. 2,917,000.

b.	Exclusive Patent License Agreement, by and between Nationwide Industries, Inc. and Delair Group, L.L.C. dated as of January 1, 2012, relating to Patent No. 5,715,574.

c.	Development fee under that certain letter agreement between Mike Brown and Nationwide Industries, Inc., dated as of August 29, 2006, relating to the Eliminator handle product.

d.	License Agreement between Eric Olschewsky and Nationwide Industries, Inc. dated October 31, 2012 relating to a two-sided gate securing device.

e.	Supply and License Agreements dated July 11, 2012 between Aqualine Inc. and Nationwide Industries, Inc. relating to a water supply pass-through device.

SCHEDULE 9.1.16

to

Loan and Security Agreement

LITIGATION

None.